UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2009
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, Vineyard National Bancorp (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”), dated November 12, 2008, with Vineyard Bancshares, Inc., a newly formed Minnesota corporation (the “Buyer”), pursuant to which the Company agreed to sell to the Buyer all of the outstanding shares of stock of the Company’s primary asset, Vineyard Bank, National Association (the “Bank”). On March 10, 2009, the Company entered into an amendment (the "Amendment") to the Purchase Agreement. The Amendment extends the date by which both parties can terminate the agreement for the failure to satisfy the financing condition to March 31, 2009. The Amendment also reduces the minimum amount of stockholders' equity and loan loss reserve required at the Bank as a condition to the Buyer's obligation to consummate the transaction. The Amendment is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Stock Purchase Agreement, dated as of March 10, 2009, by and between Vineyard National Bancorp and Vineyard Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: March 16, 2009	By:	/s/ James G. LeSieur III
	Name:	James G. LeSieur III
	Title:	Interim Chief Financial Officer